UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Strategic Partners Mutual Funds, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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VOTE TODAY!  AVOID ANOTHER ADJOURNMENT!

Fourth Notice!

Dear Shareholder:

The Special Meeting of Shareholders of the Strategic Partners Balanced Fund and Strategic Partners High Yield Bond Fund has been adjourned until December 21, 2006 due to insufficient voter participation.

To avoid the additional costs of another potential adjournment, please vote your shares today.

So far the response to the proposals has been overwhelmingly favorable, but we have not received the necessary number of responses to meet the voting requirements.   The proposals can only be approved if a certain number of outstanding shares are voted, which is why your vote is so important.

For the reasons described in the proxy materials mailed to you earlier, and which you can find online at www.prudentialcom/fundchanges, the Board of Directors of your Fund believes the proposals are in the best interest of shareholders and unanimously recommends that you vote in favor of the proposals.  Please choose among the following easy options today for recording your vote:

1.                                       Vote by Telephone.  Call the toll-free number listed on the enclosed proxy card and follow the prerecorded information. Please have your proxy materials, including the control number on your proxy card, available.

2.                                       Vote by Internet.  Log on to the Internet address found on the enclosed proxy card and follow the instructions on the website.  Please have your proxy materials, including the control number on your proxy card, available.

3.                                       Vote by Mail.  Sign, date, and mail the enclosed voting instruction form or proxy card in the postage-paid return envelope.

If you have further questions regarding the proposals or the voting process, do not hesitate to call D.F. King & Co., Inc., at (800) 735-3428.

YOUR VOTE IS VERY IMPORTANT.  PLEASE VOTE TODAY.

VOTE TODAY!  AVOID ANOTHER ADJOURNMENT!

Fourth Notice!

Dear Shareholder:

The Special Meeting of Shareholders of the Strategic Partners Capital Growth Fund has been adjourned until December 29, 2006 due to insufficient voter participation.

To avoid the additional costs of another potential adjournment, please vote your shares today.

So far the response to the proposals has been overwhelmingly favorable, but we have not received the necessary number of responses to meet the voting requirements.   The proposals can only be approved if a certain number of outstanding shares are voted, which is why your vote is so important.

For the reasons described in the proxy materials mailed to you earlier, and which you can find online at www.prudentialcom/fundchanges, the Board of Directors of your Fund believes the proposals are in the best interest of shareholders and unanimously recommends that you vote in favor of the proposals.  Please choose among the following easy options today for recording your vote:

1.                                       Vote by Telephone.  Call the toll-free number listed on the enclosed proxy card and follow the prerecorded information. Please have your proxy materials, including the control number on your proxy card, available.

2.                                       Vote by Internet.  Log on to the Internet address found on the enclosed proxy card and follow the instructions on the website.  Please have your proxy materials, including the control number on your proxy card, available.

3.                                       Vote by Mail.  Sign, date, and mail the enclosed voting instruction form or proxy card in the postage-paid return envelope.

If you have further questions regarding the proposals or the voting process, do not hesitate to call D.F. King & Co., Inc., at (800) 735-3428.

YOUR VOTE IS VERY IMPORTANT.  PLEASE VOTE TODAY.